Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this amendment to the Registration Statement on Form S-1 (File No. 333-281456) of our report dated September 19, 2024, relating to the financial statements of Newbury Street II Acquisition Corp, as of June 30, 2024 and for the period from June 18, 2024 (inception) through June 30, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 7, 2024